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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 2005, and March 27, 2006, with respect to the consolidated financial statements of Visant Holding Corp. and subsidiaries and Visant Corporation and subsidiaries included in the Registration Statement (Post-Effective Amendment No. 7 to Form S-4 No. 333-112055) and related Prospectus of Visant Holding Corp. dated on or about May 15, 2006.

                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
May 15, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM